UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2010

Zep Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-33633	26-0783366
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1310 Seaboard Industrial Boulevard, Atlanta, Georgia	30318-2825
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 352-1680

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On October 11, 2010, Zep Inc. (the “Company”) issued a press release containing information about the Company’s results of operations for its fourth fiscal quarter and fiscal year ended August 31, 2010. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in this paragraph, as well as Exhibit 99.1 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 5.02	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2010, Mr. Earnest W. Deavenport, Jr., who is a director of the registrant, advised the Board of Directors of his intent to retire from the Board of Directors effective on December 1, 2010.

Item 8.01	Other Events.

On October 6, 2010, the Board of Directors of the Company declared a quarterly dividend of $0.04 per common share. The dividend is payable on November 1, 2010 to stockholders of record on October 19, 2010.

On October 6, 2010, the Board of Directors of the Company declared that the Company’s 2011 annual meeting of stockholders would be held on January 6, 2011 and that November 8, 2010 would be the record date for determining the stockholders entitled to vote at the annual meeting.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated October 11, 2010 (Filed with the Commission as part of this Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zep Inc.

Date: October 12, 2010	By:	/s/ Philip A. Theodore
Philip A. Theodore
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

99.1	Press Release dated October 11, 2010 (Filed with the Commission as part of this Form 8-K).